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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Heritage Media Corporation's Form 8-K, as amended, filed with the Securities and Exchange Commission, relating to the acquisition of DIMAC Corporation, and the incorporation by reference into Heritage Media Corporation's Registration Statements on Form S-8 (File
Nos. 33-29425, 33-32200 and 33-57251), of our report dated February 1, 1995 with respect to the combined financial statements of T.R. McClure and Company, Inc. and Related Companies.


                                           /s/ Mortenson & Associates, P.C.
                                         -------------------------------------
                                            Mortenson and Associates, P.C.
                                              Formerly La Vecchia & Zarro


Nutley, New Jersey
January 2, 1996